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EXHIBIT 23 -- CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the incorporation in this Form 10-K of our report dated February 7, 2000, included in Registration Statement File No. 2-70047. It should be noted that we have not audited any financial statements of GBC subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.



ARTHUR ANDERSEN LLP
CHICAGO, ILLINOIS
MARCH 20, 2000